UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This amendment on Form 8-K/A (this “Amended Report”) is being filed by OncBioMune Pharmaceuticals, Inc. (the “Company”) solely to replace incorrect versions of the Contribution Agreement filed as Exhibit 10.1, the Irrevocable Trust Agreement filed as Exhibit 10.2 and the Shareholders Agreement filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated March 13, 2017 (the “Original Filing”) with the correct versions of thereof. The attached Exhibits 10.1, 10.2 and 10.3 supersede and replace the previously filed Exhibits 10.1, 10.2 and 10.3 in their entirety.

Except for the foregoing, this Amended Report does not amend, modify or update the Original Filing in any way and should be read in conjunction with the Original Filing, which speaks only as of its original filing date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contribution Agreement to the Property of Trust F/2868 entered into among Manuel Cosme Odabachian, Carlos Fernando Alaman Volnie and OncBioMune Pharmaceuticals, Inc. dated March 10, 2017.

10.2

Irrevocable Trust Agreement Number F/2868 entered into among Manuel Cosme Odabachian, Carlos Fernando Alaman Volnie and OncBioMune Pharmaceuticals, Inc. as beneficiaries and Banco Actinver, S.A., as Trustee (“Banco Actinver”) (the “Trust Agreement”) dated March 10, 2017.

10.3	Shareholders Agreement among OncBioMune Pharmaceuticals, Inc., Jonathan F. Head, Ph.D., Andrew A. Kucharchuk, Manuel Cosme Odabachian and Carlos Fernando Alaman Volnie dated March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: February 21, 2019	By:	/s/ Andrew A. Kucharchuk
	Name:	Andrew A. Kucharchuk,
	Title:	President and Chief Financial Officer